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                                                                      EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC. 29549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 1996

                          HARRELL INTERNATIONAL, INC.
                          ---------------------------

             (Exact name of Registrant as specified in its charter)



      Delaware                     0-2661                    13-1946181
                                (State of other
   jurisdiction of              (Commission                 (IRS Employer
   incorporation)               File Number)            Identification Number)


              17218 Preston Road, Suite 3200, Dallas, Texas  75252
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (214)250-6370

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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    (a) The Company formally declined to renew Arthur Andersen's engagement as Registrant's independent accountants on May 30, 1996. Arthur Andersen's reports on Registrant's audited financial statements for the fiscal years ended September 30, 1993 and 1994 (the latest years for which audited financial statements for Registrant have been prepared and filed with the Commission, hereinafter referred to collectively as the "Two Most Recent fiscal Years") did not contain an adverse opinion of a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports did contain explanatory paragraphs regarding Registrant's ability to continue as a going concern.

the decision to change independent accountants was recommended and approved by Registrant's board of directors. During the Two Most Recent Fiscal Years and any subsequent interim period preceding such declination of re-engagement (the "Subsequent Interim Period"), there were no disagreements with Arthur Andersen on any matter of accounting or accounting principles or practices, financial statements disclosure, or auditing scope or procedure (collectively "Disagreements"). Moreover, during the Two Most Recent Fiscal Years and the Subsequent Interim Period, Arthur Andersen did not advise Registrant that (A) the internal controls for Registrant to develop reliable financial statements did not exist, (B) information had come to their attention that had lead them to no longer be ale to rely on management's representations or had made them unwilling to be associated with the financial statements prepared by Registrant's management, (C) it was necessary for them to expand significantly the scope of their audit, or information had come to their attention that, if further investigated, might have (i) materially impacted the fairness or reliability of a previously issued audit report ( or underlying financial statements) or financial statements issued or to be issued for periods subsequent to the Two Most Recent Fiscal Years, or (ii) caused them to be unwilling to rely on management's representations or be associated with Registrant's financial Statements, or (D) information had come to their attention that they had concluded materially impacted the fairness or reliability of a previously issued audit report (or underlying financial statements) or financial statements issued or to be issued for periods subsequent to the Two Most Recent Fiscal Years (the types of events referred in the preceding clauses (A) through (D) are hereinafter referred to collectively as "Reportable Events").

    (b) Registrant engaged Jackson and Rhodes ("J and R") as its independent accountants on May 31, 1996 o audit Registrant's financial statements for its fiscal year ended September 30, 1995. Neither Registrant nor anyone on Registrant's behalf consulted with J and R during the Two Most Recent Fiscal Years and the Subsequent Interim Period regarding (A) the application of accounting principles to a specific transaction, whether completed or proposed,
(B) the type of audit opinion that might be rendered on Registrant's financial statements, or (C) any matter was either the subject of a Disagreement between Registrant and Arthur Andersen or a Reportable Event.
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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        (C)   Exhibits:

              99.1. Letter from Arthur Andersen regarding change on certifying accountants, as required by Item 304(a)(3) or Regulation S-K.


(The remainder of this page is left blank intentionally.)

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                                 SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HARRELL INTERNATIONAL, INC


DATE:  June 7, 1996                     By: /s/ PAUL L. BARHAM
           --                              -----------------------------------
                                                      Paul L. Barham
                                            Vice President and Chief Financial
                                                         Officer
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                                   EXHIBIT
                                    INDEX
                                   -------


           Exhibit
            Number    Description
           -------    -----------


             99.1. Letter from Arthur Andersen regarding change on certifying accountants, as required by Item 304(a)(3) or Regulation S-K.



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                                                                    EXHIBIT 99.1


                    [ARTHUR ANDERSEN & CO. SC LETTERHEAD]


June 6, 1996




Securities and Exchange Commission
Washington, DC 20549




Dear Ladies and Gentlemen:

We have read Item 4, included in the attached Form 8-K dated May 30, 1996, of Harrell International, Inc. (Commission File #0-2661), to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ AUTHUR ANDERSEN LLP



BGW